Exhibit 99.1

Fate Therapeutics Reports First Quarter 2025 Financial Results and Business Updates

Additional Phase 1 Data for FT819 Off-the-Shelf CAR T-cell Product Candidate in Moderate-to-Severe Systemic Lupus Erythematosus to be Featured in Oral Presentation at EULAR 2025 Congress in June

Regenerative Medicine Advanced Therapy Designation Granted by the FDA for FT819 in Moderate-to-Severe Systemic Lupus Erythematosus

Expanding FT819 Phase 1 Study to Include Treatment of Multiple Additional B Cell-mediated Autoimmune Diseases and Ex-US Territories

$273 Million in Cash, Cash Equivalents, and Investments with Projected Operating Runway through 1H27

San Diego, May 13, 2025 -- Fate Therapeutics, Inc. (NASDAQ: FATE), a clinical-stage biopharmaceutical company dedicated to bringing a first-in-class pipeline of induced pluripotent stem cell (iPSC)-derived off-the-shelf cellular immunotherapies to patients, today reported business highlights and financial results for the first quarter ended March 31, 2025.

“We continue to be pleased with the initial clinical profile of our FT819 off-the-shelf CAR T-cell program in patients with moderate-to-severe SLE, and we look forward to sharing new clinical data from our ongoing FT819 Phase 1 study at the EULAR Conference in June,” said Bob Valamehr, Ph.D. MBA, President and Chief Executive Officer of Fate Therapeutics. “Our primary focus remains on driving patient enrollment and achieving therapeutic differentiation in SLE, including administration of FT819 with fludarabine-free conditioning and as an add-on to maintenance therapy without conditioning. We plan to work closely with the FDA under our FT819 RMAT designation to align on a registrational pathway for FT819 in SLE, and we have now initiated regulatory submissions in Europe to expand the geographic reach of the program for lupus patients. The expansion of patient population and reach is well supported by the ability to produce FT819 in large quantities from a master cell bank, ensuring consistent on-demand product supply for a large number of patients.”

FT819 iPSC-derived 1XX CAR T-cell Program

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Phase 1 Study Ongoing using Flu-free Conditioning Regimen for SLE. The Company’s ongoing multi-center, Phase 1 clinical trial of FT819 for moderate-to-severe systemic lupus erythematosus (SLE) (NCT06308978) is designed to evaluate the safety, pharmacokinetics, and efficacy of a single dose of FT819 following a fludarabine (flu)-free conditioning regimen, consisting of either bendamustine alone or cyclophosphamide alone. The Company is currently enrolling patients at two dose levels – a single dose of 360 million cells and a single dose of 900 million cells – with the intent of identifying a recommended dose for later-stage development. In addition, the Company is assessing the safety, pharmacokinetics, and anti-B cell activity of a single dose of FT819 at 360 million cells as an add-on to maintenance therapy without conditioning chemotherapy. The Company plans to present new clinical data from its FT819 Phase 1 study during an oral session at the European Alliance of Associations for Rheumatology (EULAR) 2025 Congress in Barcelona, Spain on June 11.
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RMAT Designation Received from the FDA for SLE. In April 2025, the Company was granted Regenerative Medicine Advanced Therapy (RMAT) designation by the U.S. Food and Drug Administration (FDA) for FT819 to treat moderate-to-severe SLE. The RMAT designation was established under the 21st Century Cures Act to expedite the development and review of regenerative medicine therapies for serious or life-threatening diseases or conditions. The Company’s RMAT application included initial clinical safety and activity data from patients treated with FT819 in its ongoing multi-center, Phase 1 clinical trial. The Company plans to pursue differentiated treatment approaches, including treatment of patients in community centers without hospitalization, and novel registrational strategies with the FDA under its RMAT designation.
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Expanded Phase 1 Study to Include Multiple Additional B Cell-mediated Autoimmune Diseases. In December 2024, the Company reached agreement with the FDA to allow for clinical investigation of multiple B cell-mediated autoimmune diseases under its current Phase 1 clinical trial of FT819. The Company has submitted an amended clinical protocol to the FDA that enables the conduct of independent dose-expansion cohorts for anti-neutrophilic cytoplasmic antibody-associated vasculitis (AAV), idiopathic inflammatory myositis (IIM), and systemic sclerosis (SSc). The Company plans to initiate dose-expansion cohorts in each of AAV, IIM, and SSc in 2025.

FT825 / ONO-8250 iPSC-derived CAR T-cell Program

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Phase 1 Study Ongoing for Advanced Solid Tumors. Under its collaboration with Ono Pharmaceutical Co., Ltd. (Ono), the Company is conducting a multi-center, Phase 1 study to assess the safety, pharmacokinetics, and activity of FT825 / ONO-8250, a multiplexed-engineered CAR T-cell product candidate targeting human epidermal growth factor receptor 2 (HER2), in patients with advanced solid tumors (NCT06241456). Dose escalation is currently ongoing, with each patient administered conditioning chemotherapy and a single dose of FT825 / ONO-8250 either as monotherapy or in combination with epidermal growth factor receptor (EGFR)-targeted monoclonal antibody therapy. FT825 / ONO-8250 has demonstrated a favorable safety profile with no dose-limiting toxicities (DLTs) to date.

Next-generation iPSC-derived CAR T-cell Programs

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FT836 MICA/B-targeted CAR T-cell Program. FT836 is the Company’s multiplexed-engineered CAR T-cell product candidate uniquely targeting major histocompatibility complex (MHC) proteins A (MICA) and B (MICB). The expression of MICA/B cell-surface proteins is induced by cellular stress or malignant transformation and is detectable across many types of cancer cells with limited expression on healthy tissue. At the American Society of Gene & Cell Therapy (ASGCT) 28thAnnual Meeting being held in New Orleans on May 13-17, the Company plans to present preclinical data showing that FT836 exerted potent and durable anti-tumor activity in vivo across a broad array of solid tumors. FT836 is the Company’s first product candidate to incorporate its novel Sword & Shield technology that couples its novel Alloimmune Defense Receptor (ADR) technology with the complete knock-out of CD58 (CD58KO), which is uniquely designed to both target and evade host alloreactive immune cells and to reduce or eliminate the need for administration of conditioning chemotherapy to patients receiving cell therapies. In January 2025, the Company secured a $4 million award from the California Institute of Regenerative Medicine (CIRM) to support IND-enabling activities for FT836.

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FT839 Dual CAR T-cell Program. FT839 is the Company’s dual CAR T-cell product candidate that incorporates its novel Sword & Shield technology and is designed to express two unique CARs: a first CAR targeting CD19+ B cells, and a second CAR targeting additional disease-causing cells. At the ASGCT Annual Meeting in May, the Company plans to present preclinical data demonstrating iPSC-derived CAR T cells targeting CD19 and the cell-surface glycoprotein CD38 specifically eliminated a variety of malignant cell types, including CD19+ lymphoma and CD38+ multiple myeloma cell lines. In addition, using unmatched peripheral blood mononuclear cells sourced from a patient with SLE, dual CAR T cells showed robust eradication of aberrant CD19+ B cells, CD38+ plasma cells, and CD38+ activated T cells.

FT522 iPSC-derived CAR NK Cell Program

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New Phase 1 Translational Data to be Presented at ASGCT. FT522 is the Company’s off-the-shelf CAR NK cell product candidate and its first to incorporate Alloimmune Defense Receptor (ADR) technology. The FDA has allowed the Company’s Investigational New Drug (IND) application to assess the safety, pharmacokinetics, and activity of FT522 across a basket of B cell-mediated autoimmune diseases. The Company is currently evaluating opportunities and timelines for the clinical development of FT522 in autoimmunity without administration of conditioning chemotherapy. At the ASGCT Annual Meeting in May, the Company plans to present new clinical and translational data from its multi-center, Phase 1 clinical trial of FT522 in patients with relapsed / refractory B-cell lymphoma (BCL) (NCT05950334), where initial translational data demonstrated the potential of FT522 to persist and function in the presence of an unmatched, fully-intact immune system.

First Quarter 2025 Financial Results

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Cash & Investment Position: Cash, cash equivalents, and investments as of March 31, 2025 were $272.7 million.
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Total Revenue: Revenue was $1.6 million for the first quarter of 2025, which was derived from the conduct of preclinical development activities for a second collaboration candidate targeting an undisclosed solid tumor antigen under the Company's collaboration with Ono Pharmaceutical.
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Total Operating Expenses: Total operating expenses were $42.9 million for the first quarter of 2025, including research and development expenses of $29.1 million and general and administrative expenses of $13.8 million. Such amount included $7.4 million of non-cash stock-based compensation expense.
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Shares Outstanding: As of March 31, 2025, common shares outstanding were 114.6 million, pre-funded warrants outstanding were 3.9 million, and preferred shares outstanding were 2.8 million. Each preferred share is convertible into five common shares.

About Fate Therapeutics’ iPSC Product Platform

Human induced pluripotent stem cells (iPSCs) possess the unique dual properties of unlimited self-renewal and differentiation potential into all cell types of the body. The Company’s proprietary iPSC product platform combines multiplexed-engineering of human iPSCs with single-cell selection to create clonal master iPSC lines. Analogous to master cell lines used to mass produce biopharmaceutical drug products such as monoclonal antibodies, the Company utilizes its clonal master iPSC lines as a starting cell source to manufacture engineered cell products which are well-defined and uniform in composition, can be stored in inventory for off-the-shelf availability, can be administered in combination with other therapies, and can potentially reach a broad patient population. As a result, the Company’s platform is uniquely designed to overcome numerous limitations associated with patient- and donor-sourced cell therapies. Fate Therapeutics’ iPSC product platform is supported by an intellectual property portfolio of over 500 issued patents and 500 pending patent applications.

About Fate Therapeutics, Inc.

Fate Therapeutics is a clinical-stage biopharmaceutical company dedicated to bringing a pipeline of induced pluripotent stem cell (iPSC)-derived cellular immunotherapies to patients. Using its proprietary iPSC product platform, the Company has established a leadership position in creating multiplexed-engineered master iPSC lines and in the manufacture and clinical development of off-the-shelf, iPSC-derived cell products. The Company’s pipeline includes iPSC-derived T-cell and natural killer (NK) cell product candidates, which are selectively designed, incorporate novel synthetic controls of cell function, and are intended to deliver multiple therapeutic mechanisms to patients. Fate Therapeutics is headquartered in San Diego, CA. For more information, please visit www.fatetherapeutics.com.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the Company’s results of operations, financial condition, anticipated operating expenses and cash runway, and sufficiency of its cash and cash equivalents to fund its operations, as well as statements regarding the advancement of and plans related to the Company's product candidates, clinical studies and preclinical research and development programs, the Company’s progress, plans and timelines for the clinical investigation of its product candidates, including the Company’s plans to complete IND-enabling studies and to submit IND applications and other regulatory submissions, including regulatory submissions in Europe, for its product candidates, the initiation and continuation of enrollment in the Company’s clinical trials, the initiation of additional clinical trials, including in new indications, and additional dose cohorts in ongoing clinical trials of the Company’s product candidates, the availability of data from the Company’s clinical trials and the Company’s plans to provide updates on its clinical trials, the therapeutic and market potential of the Company’s research and development programs and product candidates, the Company’s clinical and product development strategy, the Company’s plans to work with the FDA on a registrational pathway for FT819 in SLE, the Company’s ability to benefit from RMAT designation for FT819, and the Company’s expectations regarding progress and timelines, and the objectives, plans and goals of its collaboration with Ono. These and any other forward-looking statements in this release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the Company’s research and development programs and product candidates, including those product candidates in clinical investigation, may not demonstrate the requisite safety, efficacy, or other attributes to warrant further development or to achieve regulatory approval, the risk that results observed in prior studies of the Company’s product candidates, including preclinical studies and clinical trials, will not be observed in ongoing or future studies involving these product candidates, the risk of a delay or difficulties in the manufacturing of the Company’s product candidates or in the initiation and conduct of, or enrollment and continued participation of patients in, any clinical trials, the risk that the Company may cease or delay preclinical or clinical development of any of its product candidates for a variety of reasons (including requirements that may be imposed by regulatory authorities on the initiation or conduct of clinical trials, changes in the therapeutic, regulatory, or competitive landscape for which the Company’s product candidates are being developed, the amount and type of data to be generated or otherwise to support regulatory approval, difficulties or delays in patient enrollment and continuation in the Company’s ongoing and planned clinical trials, difficulties in manufacturing or supplying the Company’s product candidates for clinical testing, failure to demonstrate that a product candidate has the requisite safety, efficacy, or other attributes to warrant further development, and any adverse events or other negative results that may be observed during preclinical or clinical development), the risk that its product candidates may not produce therapeutic benefits or may cause other unanticipated adverse effects, the risk that the Company may not comply with its obligations under and otherwise maintain its collaboration agreement with Ono, the risk that research funding and milestone payments received by the Company under its collaboration may be less than expected, and the risk that the Company may incur operating expenses in amounts greater than anticipated. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the risks and uncertainties detailed in the Company’s periodic filings with the Securities and Exchange Commission, including but not limited to the Company’s most recently filed periodic report, and from time to time in the Company’s press releases and other investor communications. Fate Therapeutics is providing the information in this release as of this date and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2025	2024

Collaboration revenue	$1,629	$1,925
Operating expenses:
Research and development	29,136	32,138
General and administrative	13,773	20,855
Total operating expenses	42,909	52,993
Loss from operations	$(41,280)	$(51,068)
Other income (expense):
Interest income	3,336	4,149
Change in fair value of stock price appreciation milestones	280	(1,394)
Other income	43	309
Total other income, net	3,659	3,064
Net loss	$(37,621)	$(48,004)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities, net	(77)	(209)
Comprehensive loss	$(37,698)	$(48,213)
Net loss per common share, basic and diluted	$(0.32)	$(0.47)
Weighted–average common shares used to compute basic and diluted net loss per share	118,375,540	101,104,345

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2025	2024

Assets
Current assets:
Cash and cash equivalents	$44,920	$36,056
Accounts receivable	2,406	3,539
Short-term investments	195,505	243,012
Prepaid expenses and other current assets	5,386	9,302
Total current assets	248,217	291,909
Long-term investments	32,286	27,657
Operating lease right-of-use asset	45,178	46,508
Other long-term assets	72,989	74,620
Total assets	$398,670	$440,694

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$21,403	$30,713
Deferred revenue	212	393
Operating lease liability, current portion	6,544	7,416
Total current liabilities	28,159	38,522
CIRM award liability	5,070	5,070
Operating lease liability, net of current portion	76,785	77,849
Stock price appreciation milestones	247	527
Stockholders’ equity	288,409	318,726
Total liabilities and stockholders’ equity	$398,670	$440,694

Contact:

Christina Tartaglia
Precision AQ
212.362.1200
christina.tartaglia@precisionaq.com